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                                                                   EXHIBIT 10.17

                                Commercial Lease
                                ----------------

BY   LEASE BY THE EDSON GROUP                    STATE OF LOUISIANA
     LIMITED PARTNERSHIP

TO:  OMEGA PROTEIN, INC.                         PARISH OF TANGIPAHOA

1.   PARTIES:

     The Edson Group, Limited Partnership (hereinafter called Lessor) hereby leases to Omega Protein, Inc., a Virginia corporation (hereafter called Lessee) the following described premises:

2.   PREMISES:

     The building space and designated parking areas located at 835A Pride

Drive, Hammond, Louisiana, 70401

DESCRIPTION OF PROPERTY: See attached Exhibit"A"

3.   TERM:

     Unless sooner terminated under the provisions of this lease, the term of this lease is sixty (60) months beginning on the 1st day of October, 2000, and ending on the 30th day of September, 2005, at midnight.

4.   RENTAL:

     This lease is made for and in consideration of the covenants herein contained and a monthly rental which Lessee shall pay to Lessor as directed; the first payment shall be due and payable on the signing of the lease; the succeeding payments shall he paid, in advance, on the first day of each and every month, commencing on November 1, 2000 at Post Office Box 127, Hammond, Louisiana, 70404 or at such other place as Lessor may designate by written notice to Lessee; said rental shall be in the amount of FOURTEEN THOUSAND ONE HUNDRED EIGHTEEN AND NO/100 ($14,118.00) DOLLARS per month for the first year and the monthly rental for each year thereafter shall increase by 2.75% per year.

5.   DELINQUENT RENTAL:

     Rent not received by Lessor on the date due shall be deemed delinquent and shall bear interest at the rate of one and one-half percent (1-1/2%) per month from the date same is due until
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paid, reserving to Lessor the right to take such action as is provided for under the paragraph entitled, "DEFAULT."

6.   UTILITIES:

     Lessee further agrees to assume responsibility for maintaining and paying electricity and telephone services associated with Lessee's occupancy of the leased premises. Lessor agrees to assume responsibility for maintaining and paying for water and sewerage associated with the leased premises.

7.   LAWS, ORDINANCES:

     Lessee further agrees to comply, at Lessee's expense, with all ordinances and laws, now existing or to be enacted with respect to the leased premises which relate to Lessee's business.

8.   USE:

     The premises leased herein are to be used only for office and clerical purposes.

9.   PEACEFUL POSSESSION:

         Lessor covenants and agrees to take all necessary steps to secure and maintain for the benefit of Lessee the Peaceful Possession of the Leased Premises. Lessor shall not allow any other Lessees in the building to create or cause an unreasonable annoyance to Lessee or interfere in any way with Lessee's Peaceful Possession of the Leased Premises.

10.  ADDITIONS, ALTERATIONS:

     Neither Lessor nor Lessee shall make any additions or alterations to the leased premises without prior written permission from the other. Should any addition or alteration made by Lessee cause any increase in the insurance rate on the premises, Lessee agrees to pay such increase in addition to the rental. However, nothing shall be placed or done upon the premises by Lessee which will cause forfeiture of any insurance. All additions, alterations or improvements made by Lessee with or without consent of Lessor, no matter how attached (except movable trade fixtures), must remain the property of the Lessor, unless otherwise stipulated herein, Lessee, however, expressly waiving all right to compensation therefor. The Lessor, at his option, may require the building to be replaced in its original condition except for those alterations and/or additions made with the permission of Lessor as per Addendum Two.

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     Lessee may remove its trade fixtures, office supplies and movable office furniture and equipment not affixed to the premises provided: (a) such removal is made prior to the termination of the term of this Lease; (b) Lessee is not in default of any monthly rental payment obligation under this Lease at the time of the such removal; and (c) Lessee promptly repairs all damage caused by such removal.

11.  RESTORATION:

     Unless otherwise permitted by Section 10 hereof, Lessor shall have the option to demand at any time that the premises be restored to its original condition, normal wear and tear excepted, and that unauthorized alterations made by Lessee be removed and/or repaired at Lessee's expense.

12.  ACCESS:

     Lessor shall have access to and shall have the right to enter the premises at any time with reasonable notice to and consent of Lessee which consent shall not be reasonably withheld or delayed for the purposes of repair, inspection, or exhibition to prospective lessees. Lessor shall retain at all times a set of keys to the premises for his own use for the above purposes. Lessee shall not change the locks on any interior or exterior doors without written notice to Lessor and in such case Lessee must provide Lessor immediately with a duplicate set of keys for the new locks. Lessor shall use all reasonable efforts to minimize interference or disruption of Lessee's business.

13.  CONDITION OF PREMISES:

     Lessee accepts the leased premises and all appurtenances, including locks, keys, doors, glass, plumbing, lighting and electrical fixtures, air conditioning and heating systems, and grounds in their present "as is" condition. However, Lessor agrees that the transformer contained in the mechanical room will be repaired and/or replaced prior to October 1, 2000. Lessor makes no warranties as to the general fitness of said prem ses and appurtenances except that the air conditioning and heating systems will be in working condition at the commencement of the lease. Lessee agrees to keep all systems in good operating condition during the term of the lease at its expense and to return them to Lessor in good operating condition at the termination of the lease, normal decay, wear, and tear excepted.

14.  TERMINATION:

     Upon termination of the lease, Lessee agrees to vacate the premises promptly leaving them in a neat operational and broom clean condition, turning over all keys to the Lessor. For every day

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after the termination of the lease that the Lessee remains on the premises or delays in leaving the premises in the condition described above, he agrees to pay daily liquidated damages of one tenth of the monthly rental.

15.  REPAIRS AND MAINTENANCE-LESSEE:

     Lessee will make, at its own expense, all reasonably necessary repairs to keep and maintain the premises in good order and in operating condition. Lessee is obligated to maintain and repair all plumbing and plumbing fixtures, drains; windows; glass; doors; light fixtures; electrical wiring, conduits, switch and fuse boxes; motors, ducts, and outlets within the leased premises.

     Should Lessee fail to make such repairs or provide such maintenance as he is obligated to hereunder, Lessor may, at his option, after ten (10) days Notice of Lessee, cause the repairs or maintenance to be made and Lessee agrees to reimburse Lessor for the cost thereof, reserving to Lessor the further right to take such action as is provided for under the paragraph entitled "DEFAULT."

16.  REPAIRS-LESSOR:

     The following repairs shall be due by Lessor:

     (1) All repairs necessary to maintain roof, foundations, exterior structural and load bearing walls of the building; and

     (2) Such repairs as may be rendered necessary to the roof and basic exterior structure walls by windstorm, earthquake, or other natural disaster such as may be caused by fire. No repairs shall be due by Lessor which are made necessary by the fault or negligence of Lessee or that of others who have entered upon the premises at Lessee's request or with his permission, or by the fault or negligence of Lessee's business invitees. Lessee agrees to report within reasonable time to Lessor any material damage to the leased premises. Upon Lessee's failure to do so, he shall be bound to repair any consequent or resulting damage.

17.  DESTRUCTION OF PREMISES:

     If premises are totally destroyed (or so substantially damaged as to be untenantable), this lease shall terminate as of the date of such destruction or damage and rental shall be accounted for as between Lessor and Lessee as of that date. If premises are damaged but not rendered wholly untenantable and the damage can be fully repaired in ninety (90) days, rental shall abate in proportion as the premises have been damaged and Lessor shall restore within said time limit, whereupon rent

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in full shall re-commence. Should Lessor fail or refuse to fully repair the premises within the said ninety (90) days, Lessee may terminate this lease agreement. No further compensation shall be due Lessee except remission of rent as stated herein.

18.  LIABILITY AND INSURANCE:

     Lessee hereby assumes total responsibility for the condition and use of the premises upon commencement of this Lease and for the contents, and agrees to hold harmless, indemnify and defend Lessor from any claims, actions or causes of action which may arise therefrom, during the term of the lease, or while Lessee occupies the premises, or which may arise after the termination of the lease from the fault of the Lessee, its employees, agents or invitees. Lessee further agrees to maintain public liability insurance covering the condition and use of the premises with limits of at least ONE MILLION AND NO/100 ($1,000,000.00) DOLLARS and to name Lessor as an additional insured therein, with waiver of subrogation; and to furnish evidence of same upon demand.

     Lessor shall be liable to Lessee for damage(s) resulting from the negligent acts or omissions of Lessor or its authorized representatives. Lessor shall hold Lessee harmless for all damages arising out of any such negligence. Lessor agrees to maintain insurance with a reputable insurance company of sound financial standing covering its obligations assumed hereunder with limits of at least ONE MILLION AND NO/100 ($1,000,000.00) DOLLARS for personal injury or death in any one occurrence and of not less than $1,000,000.00 for property damage in any one occurrence and to name Lessee as an additional insured therein, with waiver of subrogation, and its furnish evidence of same upon demand.

     Each party's obligations under this section to indemnify and hold harmless the other party shall be limited to the sum that exceeds the amount of insurance proceeds, if any, received by the party being indemnified.

19.  ENVIRONMENTAL MATTERS

     (a) purposes of this Lease, the following terms shall have the meanings set forth below:

     (i)  "Environmental Laws" shall mean all federal, state, local or municipal
           ------------------
          laws, rules, regulations, statutes, ordinances or orders relating to
          (a) the prevention or control of pollution or protection of the environment, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal, discharge, release, emission or transportation or (c) exposure to Hazardous Substances.

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    (ii)  "Environmental Liabilities" mean any and all losses, damages, costs,
           -------------------------
          expenses and liabilities (including any remedial, removal, response, abatement, clean-up, investigative and/or monitoring costs and associated legal expenses) incurred or imposed (a) pursuant to any agreement, order, notice of responsibility, directive (including directives embodied in Environmental Laws), injunctions, judgments or similar documents (including settlements) arising out of, in connection with, or under Environmental Laws, or (b) pursuant to any claim by a governmental entity or authority or any other person for personal injury, property damage, damage to natural resources, remediation, or payment or reimbursement of response costs incurred or expended by such governmental entity or authority or other person pursuant to common law or statute and related to the use or release of Hazardous Substances.

    (iii) "Hazardous Substances" shall mean any (i) petroleum or petroleum
           --------------------
          products, (ii) substances included within the definition of "hazardous substances"under Section 101(14) of CERCLA or (iii) any other chemical, substance or waste that is regulated by, or may form the basis of liability under, any Environmental Laws.

    (b)   Lessor represents and warrants to Lessee as follows:

    (i) No Hazardous Substances have been used, generated, stored, treated, disposed of or released on, under or about the Premises in a manner that could cause Lessee to incur any Environmental Liabilities.

    (ii) Lessor is in compliance with all Environmental Laws applicable to the Premises.

    (iii) There are no consent decrees, compliance orders, administrative orders, settlements or other contractual agreements that impose obligations or requirements with respect to the Premises and that relate either to Hazardous Substances or Environmental Laws.

    (iv) There is no asbestos nor any asbestos-containing material in any building, structure or other improvement that is a part of the Premises.

    (v)   There are no underground storage tanks located on the Premises.

    (vi) Lessor will provide Lessee reasonable access to copies of all environmental audits, assessments or other evaluations prepared with respect to the Premises.

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     (c)  Lessor agrees to indemnify and hold Lessee and Lessee's affiliates and controlling persons, officers, directors, employees, agents and advisors harmless from and against any Environmental Liabilities arising from or related to any event, condition, action or incident
          (i) occurring prior to the Commencement Date and relating in any way to the Premises or (ii) occurring subsequent to the Commencement Date as a result of the actions of Lessor or any affiliate or Lessor or person under Lessor's control.

     (d) Lessee agrees to indemnify and hold Lessor and Lessor's affiliates and controlling persons, officers, directors, employees, agents and advisors harmless form and against any Environmental Liabilities arising from or related to any event, condition, action or incident occurring subsequent to the Commencement Date as a result of the actions of Lessee or any affiliate of Lessee or person under Lessee's control.

20.  OCCUPANCY BY LESSEE:

     Lessee warrants that it shall occupy the premises and not assign this lease, or any rights thereunder, or abandon or sublet the premises.

21.  DEFAULT:

     Should Lessee:

     1.) fail to cause any installment of rent to be received by Lessor on or before the due date except that Lessee shall have five (5) days after written Notice from Lessor to cure said default;

     (2) fail to perform after written notice, any repair or maintenance required under this lease provided such default continues after Notice from Lessor for more than thirty (30) days;

     (3) violate any term, obligation, or condition of this lease provided such violation is material and continues after Notice from Lessor for more than thirty (30) days;

     (4) undergo bankruptcy; receivership; dissolution; financial failure; or insolvency; or

     (5) remove personal property from the leased premises to the detriment of Lessor's lien when Lessee is in default; then Lessee shall be deemed ipso facto in default of this lease, and, at Lessor's option, either:

     A.) the rent of the entire unexpired term of this lease shall at once become due and exigible, without the necessity of putting Lessee in default, together with all past due

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          installments, costs, attorney's fees, expenses, and damages which have been incurred or suffered by Lessor with credit given to Lessor for rents collected by Lessor following re-letting; or

     B.) Lessor may immediately cancel this lease and expel Lessee from the premises without putting Lessee in default, reserving to Lessor the right to proceed one or more times against Lessee for past due installments of rent and such installments as may fall due before Lessee is evicted, together with all costs, fees, attorney's fees, expenses, and damages incurred or suffered by Lessor. Lessee specifically waives all legal notice to vacate the premises.

     It is agreed that, should lessor elect Option "A", Lessee's failure to pay the entire accelerated rent plus costs, damages, etc. as provided under said paragraph "A" shall entitle Lessor, upon such failure, to thereupon proceed with Option "B".

     It is mutually agreed that in the event Lessor shall be in default in performing any of the terms or provisions of this lease on its part to be performed and such default continues after Notice from Lessee for more than thirty (30) days, then in such event, Lessee may exercise any and all legal or equitable remedies afforded Lessee under Louisiana law, including but not limited to the right to bring an action against Lessor for damages.

22.  INDULGENCES AND EXTENSIONS:

     Failure of Lessor to strictly and promptly enforce the terms and conditions of this lease shall not operate as a waiver of Lessor's rights, Lessor expressly reserving the right to always strictly and promptly enforce the terms, conditions and requirements of this ease, regardless of any indulgences or extensions previously granted. The receiving by Lessor of Lessor's representative of any rent in arrears, or after notice or institution of any suit or possession or cancellation of this lease, or permitting Lessee to remain in the premises while in violation of any of the terms of this lease shall not constitute a tacit reconduction of this lease.

23.  NOTICES:

     Whenever written notice is required by the terms of this lease, such notice shall be served by certified mail on Lessor at Post Office Box 127, Hammond, Louisiana, 70404 and on Lessee at the following address:

                          Joseph L. von Rosenberg, III
                          1717 St. James Place, Suite 550
                          Houston, Texas 77056

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     And shall be deemed given when so mailed if same is unclaimed or refused by addressee. Either party may notify the other of a change of address by written notice as hereinabove provided.

24.  ATTORNEY'S FEES AND COSTS:

     Should any claim in favor of Lessor upon this lease be placed in the hands of an attorney to give special attention to the enforcement of such claim, lessee shall pay attorney's fee in the amount of twenty-five percent (25%) of the claim, together with all costs charges and expenses.

     Should any claim in favor of Lessee upon this lease be placed in the hands of an attorney to give special attention to the enforcement of such claim, Lessor shall pay attorney's fees in the amount of twenty-five percent (25%) of the claim, together with all costs, charges and expenses.

25.  SIGNS:

     Lessor reserves the right to maintain signs "For Sale" or "For Rent" on the premises at any time during the term of this lease. Lessee is obligated not to display in, on, or above the leased premises any sign or decoration, the nature of which, in the judgment of Lessor is dangerous, unsightly, or detrimental to the property. Lessee is prohibited from painting any signs on the leased property without the written consent of Lessor, and Lessee is obligated to promptly remove at or before the expiration of this lease any and all signs painted or placed in or upon any part of the leased premises, to Lessor's satisfaction and Lessee is obligated to pay the cost of said removal, plus agent's or attorney's fees, in event of failure to carry out this obligation.

26.  SECURITY DEPOSIT:

     Upon execution of this lease contract, Lessee shall deposit, and receipt of which is hereby acknowledged, the sum of FOURTEEN THOUSAND ONE HUNDRED EIGHTEEN EIGHT AND NO/100 ($14,118.00) DOLLARS. This deposit, which is non-interest bearing, to be held by Lessor as security for the full and faithful performance of all of the terms and conditions of this lease. Deductions will be made from this security deposit to reimburse Lessor for: (1) the cost of performing any repair or maintenance which Lessee was obligated, but failed, to do; and/or (2) the cost of cleaning, trash removal, insurance, or other obligations of Lessee hereunder which have not been performed. This security deposit is not an advance rental and Lessee may not deduct any portion of the security deposit from rent due to Lessor by Lessee. Lessor agrees that, provided all the terms and conditions of this lease are complied with, all keys returned and after the premises

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have been vacated and inspected by Lessor, Lessor will refund the security deposit to Lessee, less those deductions which have been made in accordance herewith.

27.  APPLICABLE LAW:

     This lease is to take effect in Louisiana, and is to be governed and controlled by the laws of that state.

28.  ADDITIONAL PROVISIONS:

     As additional consideration herein, Lessee agrees to pay ONE HUNDRED SEVENTY AND NO/100 ($170.00) DOLLARS per month for parking and common area maintenance expenses throughout the term of this lease including any options or extensions thereto.

29.  OPTIONS:

     The Lessee shall have an option of two (2) additional five year renewal privileges beginning at the end of the primary term of this lease. To be effective, the Lessee must notify the Lessor, in writing, of his exercise of the option at least three (3) months prior to the expiration of the primary term and also the option terms. All conditions shall remain the same except that the monthly rental each year of the option period shall increase by 2.75% per year.

30.  RIGHT OF FIRST REFUSAL:

     In the event Lessee desires to rent additional office space in the building containing the Leased Premises it may notify the Lessor in writing. Upon receipt of written notice, Lessor shall be obligated to first offer to the Lessee any office space that becomes available for lease. Said offer to Lessee shall be made in writing. Lessee shall have the right for seventy-two (72) hours to accept the offer. Said additional space will be subject to all of the terms of this lease (including options of extensions) except the amount of rent will be the amount the available space will be in good faith be offered by the Lessor to any third party.

     This lease is made and signed in duplicate originals, in
                                                              ----------------
Louisiana, this 31 day of January, 2000.

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                                        OMEGA PROTEIN, INC.


                                           /s/ Clark A. Haner
                                        ----------------------------------------
                                        By: Clark A. Haner, LESSEE
                                            --------------
                                        Vice-President, Controller and
                                        Administration


                                        THE EDSON GROUP,
                                        LIMITED PARTNERSHIP


                                           /s/ Edwin L. Hoover
                                        ----------------------------------------
                                        By: Edwin L.  Hoover, LESSOR
                                            ----------------

                                        ----------------------------------------
                                        SURETY

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                                  ADDENDUM ONE

                             LEASE ADDITIONAL SPACE

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                             DATED FEBRUARY 1, 2000
                         BETWEEN THE EDSON GROUP, L.L.C.
                                       And
                               OMEGA PROTEIN, INC.

a) Subject to all terms and conditions of the attached lease, except those listed below, and in addition to the space agreed upon in said Lease, Tenant shall, through this addendum, lease an additional 1500 square feet of space located at 825 Pride Drive, Hammond, Louisiana 70401, referred to as the Edson Facility "out building."

b) Rental fee for said "out building" shall be SEVEN HUNDRED FIFTY and NO/CENTS ($750.00) DOLLARS per month.

c) Terms and renewal options/extension for said Addendum shall run according to and be in accordance with the terms set forth in the attached Lease.

This Addendum is made and signed in duplicate originals, in                 ,
                                                            ----------------
Louisiana, this 31 day of January 2000.
                --

                                        OMEGA PROTEIN, INC.


                                           /s/ Clark A. Haner
                                        ----------------------------------------
                                        By: Clark A. Haner, LESSEE
                                            --------------
                                        Vice-President, Controller and
                                        Administration


                                        THE EDSON GROUP, L.L.C.


                                           /s/ Edwin L. Hoover
                                        ----------------------------------------
                                        By: Edwin L.  Hoover, LESSOR
                                            ----------------

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